NON-RECOURSE SECURED PROMISSORY NOTE
                ------------------------------------
$102,158.27                                         January 28, 2000


        FOR VALUE RECEIVED, Richard S. Dondero (the "Maker") hereby promises to pay to the order of Cistron Biotechnology, Inc., a Delaware corporation ("Cistron"), at Cistron's principal offices at 10 Bloomfield Avenue, Pine Brook, New Jersey 07058, or such other address as Cistron shall have given to the Maker, the principal sum of One Hundred Two Thousand One Hundred Fifty-Eight Dollars and Twenty-Seven Cents ($102,158.27) on the earliest of January 1, 2002, the merger or sale of Cistron, or the liquidation or dissolution of Cistron

        Payments shall be made in such currency of the United
States as at the time of payment shall be legal tender for the payment of public and private debts.

        This Note evidences the Loan made by Cistron under the Loan and Pledge Agreement dated the date hereof (the "Agreement") between Cistron and the Maker providing, among other things, for the securing of the Note by a pledge of the Shares, for the prepayment of this Note and for the acceleration of the maturity of this Note following an Event of Default, all on the terms set forth in the Agreement.

        This Note may be prepaid, in whole or in part, at any time and from time to time without premium. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of the Maker.

        Upon any sale of the Shares, this Note shall become due and payable as set forth in the Agreement. In addition, upon the occurrence of an Event of Default (as defined in the Agreement), this Note shall become due and payable as set forth in the Agreement.

        The Maker agrees to pay to the holder hereof all expenses incurred by such holder, including reasonable attorneys' fees, in enforcing and collecting this Note. The
Maker



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does not assume any personal liability or responsibility for the failure to pay the principal amount of this Note. The sole remedy available upon such failure shall be to proceed against the Collateral in accordance with the terms of the Agreement.

The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey and shall be binding upon the heirs or legal representatives of the Maker and shall inure to the benefit of the successors and assigns of Cistron.


/s/RICHARD S. DONDERO
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Richard S. Dondero